FOR RELEASE ON: May 5, 2025

CONTACT:    Robert Barry
VP - Investor Relations
        608-361-7530
        robert.barry@regalrexnord.com

REGAL REXNORD REPORTS STRONG FIRST QUARTER 2025 FINANCIAL RESULTS

MILWAUKEE, WI - Regal Rexnord Corporation (NYSE: RRX)

1Q Highlights
•Diluted EPS Of $0.86; Adjusted Diluted EPS Of $2.15, Up 7.5% Versus PY, And Up 10% Excluding Industrial Systems
•Paid Down $164 Million Of Gross Debt In 1Q. Net Debt/Adjusted EBITDA (Including Synergies) Of ~3.6x
•Cash From Operating Activities Of $102.3 Million; Free Cash Flow Of $85.5 Million, Up 32.4% Versus PY
•1Q Daily Orders Up 3.3%, Excluding Currency Impacts, Versus PY
•Sales Of $1,418.1 Million, Down 8.4% Versus PY, Up 0.7% On An Organic Basis
•Gross Margin Of 37.2%; Adjusted Gross Margin Of 37.9%, Up 50 Basis Points Versus PY*
•GAAP Net Income Of $57.5 Million Versus PY GAAP Net Income Of $20.4 Million
•Adjusted EBITDA Of $309.5 Million Versus PY Of $307.2 Million*
•Adjusted EBITDA Margin Of 21.8%, Up 30 Basis Points Versus PY*
•Notable Wins In Humanoids

FY Guidance
•Re-Affirming 2025 Adjusted Guidance
•Mitigation Actions Expected To Neutralize Impact Of Current Tariffs On 2025 Adjusted EBITDA & EPS

CEO Louis Pinkham commented, “First quarter marked a strong start to the year, with all segments exceeding guidance, in some cases by wide margins. As an enterprise, we delivered positive organic growth, further gains in adjusted gross margin and adjusted EBITDA margin, grew free cash flow by 32%, and paid down $164 million of gross debt - all reflecting solid execution from our teams, including disciplined cost management. Notably, our PES segment achieved 8.0% organic growth and a point of adjusted EBITDA margin expansion, driven by strong R-HVAC markets. Our AMC segment exceeded its sales and margin goals, aided by particular strength in aerospace and a return to growth in discrete automation. Our IPS segment met its sales forecast, despite continued sluggish general industrial markets, while achieving over a point of adjusted EBITDA margin expansion."

Mr. Pinkham continued, "We came into the year cautiously optimistic we were approaching an organic growth inflection point, underpinned by several quarters of positive orders growth, and a view that most of our end markets were at or near trough levels of demand. This optimism carried into 1Q, with further positive orders momentum, and our sense from customers that many of our markets were poised to rebound. However, recent shifts in U.S. trade policy, in particular around tariffs, have heightened macro uncertainty, though evidence of a slowdown has been largely absent from current demand, and improving longer cycle project activity is providing better visibility for the second half and 2026."

Mr. Pinkham concluded, "Our team remains focused on execution. We have been aggressively implementing plans to mitigate tariff impacts, and expect to achieve tariff cost neutrality in 2025, and margin neutrality by the middle of 2026, under current tariffs. We also continue to execute our synergies, pursue a wide range of growth, productivity, lean and working capital self-help opportunities, and drive free cash flow to continue paying down our debt. In short, I am confident that we will create value for our shareholders in 2025."

*Excludes results of the Industrial Systems operating segment, which was divested effective April 30, 2024.

Guidance

Due to a gain on sale of assets in the first quarter of 2025, the Company is updating its annual guidance for 2025 GAAP Diluted Earnings per Share to a range of $4.49 to $5.29.

The Company is re-affirming its annual guidance for 2025 Adjusted Diluted Earnings per Share in a range of $9.60 to $10.40. Mitigation actions are expected to neutralize the impact of current tariffs on 2025 Adjusted EPS.

Segment Performance

Segment results for the first quarter of 2025 versus the first quarter of the prior year are summarized below:

•Automation & Motion Control net sales were $396.3 million, a decrease of 1.0%, or an increase of 0.4% on an organic basis, ahead of our expectations. Results reflect growth in aerospace & defense and discrete automation markets, net of headwinds in the general industrial and medical end markets and project timing impacts in the data center market. Adjusted EBITDA margin was 21.8% of net sales.

•Industrial Powertrain Solutions net sales were $612.7 million, a decrease of 4.8%, or a decrease of 3.4% on an organic basis. Results largely reflect declines in metals & mining, and the machinery/off-highway markets within general industrial, partially offset by growth in energy markets. Regionally, the segment realized net sales growth in North America, which was more than offset by declines in China, Europe, and Rest-of-World. Adjusted EBITDA margin was 26.9% of net sales.

•Power Efficiency Solutions net sales were $409.1 million, an increase of 6.2%, or an increase of 8.0% on an organic basis. The results primarily reflect growth in the N.A. residential HVAC market. Adjusted EBITDA margin was 14.2% of net sales.

Conference Call

Regal Rexnord will hold a conference call to discuss this earnings release at 9:00 AM CT (10:00 AM ET) on Tuesday, May 6, 2025. To listen to the live audio and view the presentation during the call, please visit Regal Rexnord’s Investor website: https://investors.regalrexnord.com. To listen by phone or to ask the presenters a question, dial 1.877.264.6786 (U.S. callers) or +1.412.317.5177 (international callers) and enter 5450516# when prompted.

A webcast replay will be available at the link above, and a telephone replay will be available at 1.877.344.7529 (U.S. callers) or +1.412.317.0088 (international callers), using a replay access code of 8133316#. Both replays will be accessible for three months after the earnings call.

Supplemental Materials

Supplemental materials and additional information for the quarter ended March 31, 2025, will be accessible before the conference call on May 6, 2025 on Regal Rexnord’s Investor website: https://investors.regalrexnord.com. The Company intends to disseminate important information about the Company to its investors on the Investors section of its website: https://investors.regalrexnord.com. Investors are advised to look at Regal Rexnord’s website for future important information about the Company. The content of the Company’s website is not incorporated by reference into this document or any other report or document Regal Rexnord files with the Securities and Exchange Commission (“SEC”).

About Regal Rexnord

Regal Rexnord’s 30,000 associates around the world help create a better tomorrow by providing sustainable solutions that power, transmit and control motion. The Company’s electric motors and air moving subsystems provide the power to create motion. A portfolio of highly engineered power transmission components and subsystems efficiently transmits motion to power industrial applications. The Company’s automation offering, comprised of controllers, drives, precision motors, and actuators, controls motion in applications ranging from factory automation to precision tools used in surgical applications.

The Company’s end markets benefit from meaningful secular demand tailwinds, and include discrete automation, food & beverage, aerospace, medical, data center, energy, residential and commercial buildings, general industrial, and metals and mining.

Regal Rexnord is comprised of three operating segments: Industrial Powertrain Solutions, Power Efficiency Solutions, and Automation & Motion Control. Regal Rexnord is headquartered in Milwaukee, Wisconsin and has manufacturing, sales and service facilities worldwide. For more information, including a copy of our Sustainability Report, visit RegalRexnord.com.

Forward Looking Statements

All statements in this communication, other than those relating to historical facts, are "forward-looking statements." Forward-looking statements can generally be identified by their use of terms such as “anticipate,” “believe,” “confident,” “estimate,” “expect,” “intend,” “plan,” “may,” “will,” “project,” “forecast,” “would,” “could,” “should,” and similar expressions, including references to assumptions. Forward-looking statements are not guarantees of future performance and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from such statements. Forward-looking statements include, but are not limited to, statements about expected market or macroeconomic trends, future strategic plans and future financial and operating results. Important factors that could cause actual results to differ materially from those presented or implied in the forward-looking statements in this communication include, without limitation: the possibility that the Company may be unable to achieve expected benefits, synergies and operating efficiencies in connection with the sale of the Industrial Motors and Generators businesses, the acquisition of Altra Industrial Motion Corp. ("Altra Transaction"), and the merger with the Rexnord Process & Motion Control business (the “Rexnord PMC business”) within the expected time-frames or at all and to successfully integrate Altra Industrial Motion Corp. ("Altra") and the Rexnord PMC business; the Company's substantial indebtedness as a result of the Altra Transaction and the effects of such indebtedness on the Company's financial flexibility; the Company's ability to achieve its objectives on reducing its indebtedness on the desired timeline; dependence on key suppliers and the potential effects of supply disruptions; fluctuations in commodity prices and raw material costs; any unforeseen changes to or the effects on liabilities, future capital expenditures, revenue, expenses, synergies, indebtedness, financial condition, losses and future prospects; unanticipated operating costs, customer loss and business disruption or the Company's inability to forecast customer needs; the Company's ability to retain key executives and employees; uncertainties regarding our ability to execute restructuring plans within expected costs and timing; challenges to the tax treatment that was elected with respect to the merger with the Rexnord PMC business and related transactions; actions taken by competitors and their ability to effectively compete in the increasingly competitive global industries and markets; our ability to develop new products based on technological innovation, such as the Internet of Things and artificial intelligence, and marketplace acceptance of new and existing products; dependence on significant customers and distributors; risks associated with climate change, including unexpected weather events in markets in which we do business, and uncertainty regarding our ability to deliver on our sustainability commitments and/or to meet related investor, customer and other third party expectations relating to our sustainability efforts; changes to and uncertainty in trade policy, including tariffs on imports into the US from Canada, Mexico, China, and other countries, and retaliatory tariffs and import/export restrictions, including Chinese export restrictions on certain rare earth minerals, or other trade restrictions imposed by the US or other governments; risks associated with global manufacturing, including risks associated with public health crises and political, societal or economic instability, including instability caused by ongoing geopolitical conflicts; issues and costs arising from the integration of acquired companies and businesses; prolonged declines in one or more markets, including disruptions caused by labor disputes or other labor activities, natural disasters, terrorism, acts of war, international conflicts, pandemics and political and government actions; risks associated with excess or obsolete inventory charges including related write-offs or write-downs; economic changes in global markets, such as reduced demand for products, currency exchange rates, inflation rates, interest rates, recession, government policies, including policy changes affecting taxation, trade, tariffs, import/export regulations, immigration, customs, border actions and the like, and other external factors that the Company cannot control; product liability, asbestos and other litigation, or claims by end users, government agencies or others that products or customers’ applications failed to perform as anticipated; unanticipated liabilities of acquired businesses; unanticipated adverse effects or liabilities from business exits or divestitures; the Company's ability to identify and execute on future M&A opportunities, including significant M&A transactions; the impact of any such M&A transactions on the Company's results, operations and financial condition, including the impact from costs to execute and finance any such transactions; unanticipated costs or expenses that may be incurred related to product warranty issues; infringement of intellectual property by third parties, challenges to intellectual property, and claims of infringement on third party technologies; risks related to foreign currency fluctuations or changes in global commodity prices or interest rates;effects on earnings of any significant impairment of goodwill; losses from failures, breaches, attacks or disclosures involving information technology infrastructure and data; costs and unanticipated liabilities arising from rapidly evolving laws and regulations, including data privacy laws, labor and employment laws, environmental laws and regulations, and tax laws and regulation; and other factors that can be found in our filings with the SEC, including our most recent periodic reports filed on Form 10-K and Form 10-Q, which are available on our Investor Relations website. Forward-looking statements are given only as of the date of this communication and we disclaim any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Measures
(Unaudited)
(Dollars in Millions, Except per Share Data)

We prepare our financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We also periodically disclose certain financial measures in our quarterly earnings releases, on investor conference calls, and in investor presentations and similar events that may be considered “non-GAAP” financial measures. This additional information is not meant to be considered in isolation or as a substitute for our results of operations prepared and presented in accordance with GAAP.

In this release, we disclose the following non-GAAP financial measures, and we reconcile these measures in the tables below to the most directly comparable GAAP financial measures: adjusted diluted earnings per share, adjusted diluted earnings per share excluding Industrial, adjusted income from operations, adjusted operating margin, adjusted net sales, net sales excluding Industrial, adjusted gross margin, adjusted gross margin excluding Industrial, net debt, EBITDA, adjusted EBITDA, adjusted EBITDA excluding Industrial, adjusted EBITDA (including synergies), interest coverage ratio, interest coverage ratio (including synergies), adjusted EBITDA margin, adjusted EBITDA margin excluding Industrial, gross debt/adjusted EBITDA, net debt/adjusted EBITDA, net debt/adjusted EBITDA (including synergies), adjusted cash flows from operations, free cash flow, adjusted income before taxes, adjusted provision for income taxes, and adjusted effective tax rate. We believe that these non-GAAP financial measures are useful measures for providing investors with additional information regarding our results of operations and for helping investors understand and compare our operating results across accounting periods and compared to our peers. Our management primarily uses adjusted income from operations and adjusted operating margin to help us manage and evaluate our business and make operating decisions, while the other non-GAAP measures disclosed are primarily used to help us evaluate our business and forecast our future results. Accordingly, we believe disclosing and reconciling each of these measures helps investors evaluate our business in the same manner as management. This release also includes non-GAAP forward-looking information. The Company believes that a quantitative reconciliation of this forward-looking information to the most comparable financial measure calculated and presented in accordance with GAAP cannot be made available without unreasonable efforts. A reconciliation of this non-GAAP financial measure would require the Company to predict the timing and likelihood of future restructurings and other charges. Neither these forward-looking measures, nor their probable significance, can be quantified with a reasonable degree of accuracy. Accordingly, a reconciliation of the most directly comparable forward-looking GAAP measure is not provided.

In addition to these non-GAAP measures, we use the term “organic sales growth” to refer to the increase in our sales between periods that is attributable to organic sales. “Organic sales” refers to GAAP sales from existing operations excluding any sales from acquired businesses recorded prior to the first anniversary of the acquisition and excluding any sales from business divested/to be exited recorded prior to the first anniversary of the exit and excluding the impact of foreign currency translation. The impact of foreign currency translation is determined by translating the respective period’s organic sales using the currency exchange rates that were in effect during the prior year periods.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Unaudited
(Dollars in Millions, Except per Share Data)

	Three Months Ended
	Mar 31, 2025	Mar 31, 2024
Net Sales	$1,418.1	$1,547.7
Cost of Sales	890.5	994.6
Gross Profit	527.6	553.1
Operating Expenses	367.9	397.7
Loss on Sale of Businesses	—	21.5
Total Operating Expenses	367.9	419.2
Income from Operations	159.7	133.9
Interest Expense	90.2	105.4
Interest Income	(4.2)	(3.1)
Other Expense, Net	0.7	0.3
Income before Taxes	73.0	31.3
Provision for Income Taxes	15.5	10.9
Net Income	57.5	20.4
Less: Net Income Attributable to Noncontrolling Interests	0.2	0.6
Net Income Attributable to Regal Rexnord Corporation	$57.3	$19.8
Earnings Per Share Attributable to Regal Rexnord Corporation:
Basic	$0.86	$0.30
Assuming Dilution	$0.86	$0.30
Cash Dividends Declared Per Share	$0.35	$0.35
Weighted Average Number of Shares Outstanding:
Basic	66.3	66.4
Assuming Dilution	66.5	66.8

CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
(Dollars in Millions)
	Mar 31, 2025	Dec 31, 2024
ASSETS
Current Assets:
Cash and Cash Equivalents	$305.3	$393.5
Trade Receivables, Less Allowances of $30.1 million and $29.9 million in 2025 and 2024, Respectively	852.1	842.8
Inventories	1,279.0	1,227.5
Prepaid Expenses and Other Current Assets	317.0	287.5
Total Current Assets	2,753.4	2,751.3
Net Property, Plant and Equipment	904.5	921.0
Operating Lease Assets	148.5	141.3
Goodwill	6,513.2	6,458.9
Intangible Assets, Net of Amortization	3,616.4	3,664.5
Deferred Income Tax Benefits	29.8	30.0
Other Noncurrent Assets	66.5	66.7
Total Assets	$14,032.3	$14,033.7

LIABILITIES AND EQUITY
Current Liabilities:
Accounts Payable	$589.3	$542.8
Dividends Payable	23.2	23.2
Accrued Compensation and Benefits	156.8	191.3
Accrued Interest	90.6	84.0
Other Accrued Expenses	315.7	333.8
Current Operating Lease Liabilities	37.7	35.6
Current Maturities of Long-Term Debt	5.1	5.0
Total Current Liabilities	1,218.4	1,215.7
Long-Term Debt	5,291.8	5,452.7
Deferred Income Taxes	807.5	815.5
Pension and Other Post Retirement Benefits	108.5	109.5
Noncurrent Operating Lease Liabilities	119.7	114.1
Other Noncurrent Liabilities	56.0	59.0
Equity:
Regal Rexnord Corporation Shareholders' Equity:
Common Stock, $0.01 par value, 150.0 million Shares Authorized, 66.3 million Shares Issued and Outstanding for March 31, 2025 and December 31, 2024	0.7	0.7
Additional Paid-In Capital	4,662.2	4,658.0
Retained Earnings	2,077.9	2,043.8
Accumulated Other Comprehensive Loss	(318.1)	(442.7)
Total Regal Rexnord Corporation Shareholders' Equity	6,422.7	6,259.8
Noncontrolling Interests	7.7	7.4
Total Equity	6,430.4	6,267.2
Total Liabilities and Equity	$14,032.3	$14,033.7

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
Unaudited
(Dollars in Millions)
	Three Months Ended
	Mar 31, 2025	Mar 31, 2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$57.5	$20.4
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities (Net of Acquisitions and Divestitures):
Depreciation	40.1	41.5
Amortization	85.4	86.7
Loss on Sale of Businesses	—	21.5
Noncash Lease Expense	10.9	11.3
Share-Based Compensation Expense	9.5	9.1
Financing Fee Expense	3.3	3.1
Gain on Sale of Assets	(6.0)	—
Benefit from Deferred Income Taxes	(18.5)	(30.4)
Other Non-Cash Changes	0.7	1.4
Change in Operating Assets and Liabilities, Net of Acquisitions and Divestitures
Receivables	(0.6)	47.7
Inventories	(41.8)	(47.8)
Accounts Payable	41.6	14.5
Other Assets and Liabilities	(79.8)	(95.9)
Net Cash Provided by Operating Activities	102.3	83.1
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to Property, Plant and Equipment	(16.8)	(18.5)
Proceeds Received from Sales of Property, Plant and Equipment	10.3	1.0
Proceeds Received from Sale of Businesses, Net of Cash Transferred	3.0	—
Net Cash Used in Investing Activities	(3.5)	(17.5)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings Under Revolving Credit Facility	411.5	495.1
Repayments Under Revolving Credit Facility	(389.7)	(566.8)
Repayments of Long-Term Borrowings	(185.9)	(65.8)
Dividends Paid to Shareholders	(23.2)	(23.3)
Shares Surrendered for Taxes	(5.6)	(10.7)
Proceeds from the Exercise of Stock Options	0.4	3.5
Net Cash Used in Financing Activities	(192.5)	(168.0)
EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	5.5	(10.5)
Net Decrease in Cash and Cash Equivalents	(88.2)	(112.9)
Cash and Cash Equivalents at Beginning of Period	393.5	635.3
Cash and Cash Equivalents at End of Period (a)	$305.3	$522.4

(a) The three months ended March 31, 2024 amount includes $57.1 Million cash and cash equivalents related to the industrial motors and generators businesses that were divested effective April 30, 2024.

ADJUSTED DILUTED EARNINGS PER SHARE
Unaudited

	Three Months Ended
	Mar 31, 2025	Mar 31, 2024
GAAP Diluted Earnings Per Share	$0.86	$0.30
Intangible Amortization	0.97	0.98
Restructuring and Related Costs (a)	0.18	0.19
Share-Based Compensation Expense	0.13	0.11
Transaction and Integration Related Costs (b)	0.08	0.09
Loss on Sale of Businesses (c)	—	0.32
Impairments and Exit Related Costs	—	0.01
Gain on Sale of Assets	(0.07)	(0.01)
Discrete Tax Items	—	0.01
Adjusted Diluted Earnings Per Share (d)	2.15	2.00

(a)	Relates to costs associated with actions taken for employee reductions, facility consolidations and site closures, product line exits and other asset charges.
(b)	For 2025, primarily relates to (1) integration costs associated with the Altra Transaction and (2) IT carve-out costs associated with the sale of the industrial motors and generators businesses. For 2024, primarily relates to (1) legal, professional service and integration costs associated with the Altra Transaction and (2) legal, professional service, and rebranding costs associated with the sale of the industrial motors and generators businesses.
(c)	Reflects the loss related to the sale of the industrial motors and generators businesses.
(d)	Adjusted Diluted EPS excluding Industrial Systems for the three months ended March 2024 is calculated as follows:

		Industrial Systems
		Three Months Ended
		Mar 31, 2024
	Adjusted Income from Operations	$9.2
	Provision for Income Taxes	2.1
	Adjusted Net Income	$7.1
	Adjusted Diluted EPS	$0.11

	Lower Interest Expense*	$6.5
	Provision for Income Taxes	1.5
	Lower Interest Expense, net of tax	$5.0
	Adjusted Diluted EPS	$0.07

		Total Regal Rexnord
		Three Months Ended
		Mar 31, 2024
	Adjusted Diluted EPS	$2.00
	Less: Adjusted EPS for Industrial	(0.11)
	Plus: Lower Interest Expense, net of tax*	0.07
	Adjusted Diluted EPS, excluding Industrial Systems	$1.96

	* Interest expense impact from using proceeds from sale of Industrial Systems to pay down variable rate debt.

2025 ADJUSTED ANNUAL GUIDANCE
Unaudited

	Minimum	Maximum
2025 GAAP Diluted EPS Annual Guidance	$4.49	$5.29
Intangible Amortization	3.84	3.84
Restructuring and Related Costs (a)	0.56	0.56
Share-Based Compensation Expense	0.50	0.50
Transaction and Integration Related Costs (b)	0.28	0.28
Gain on Sale of Assets	(0.07)	(0.07)
2025 Adjusted Diluted EPS Annual Guidance	$9.60	$10.40

(a)	Relates to costs associated with actions taken for employee reductions, facility consolidations and site closures, product line exits and other asset charges.
(b)	Primarily relates to (1) integration costs associated with the Altra Transaction and (2) IT carve-out costs associated with the sale of the industrial motors and generators businesses.

ORGANIC SALES GROWTH
Unaudited
(Dollars in Millions)
	Three Months Ended
	March 31, 2025
	Automation & Motion Control	Industrial Powertrain Solutions	Power and Efficiency Solutions	Industrial Systems	Total Regal Rexnord
Net Sales Three Months Ended Mar 31, 2025	$396.3	$612.7	$409.1	$—	$1,418.1
Impact from Foreign Currency Exchange Rates	5.5	8.9	3.4	—	17.8
Organic Sales Three Months Ended Mar 31, 2025	$401.8	$621.6	$412.5	$—	$1,435.9

Net Sales Three Months Ended Mar 31, 2024	$400.2	$643.4	$385.3	$118.8	$1,547.7
Net Sales from Businesses Divested	—	—	(3.5)	(118.8)	(122.3)
Adjusted Net Sales Three Months Ended Mar 31, 2024	$400.2	$643.4	$381.8	$—	$1,425.4

Three Months Ended Mar 31, 2025 Net Sales Growth %	(1.0)%	(4.8)%	6.2%	(100.0)%	(8.4)%
Three Months Ended Mar 31, 2025 Foreign Currency Impact %	(1.4)%	(1.4)%	(0.9)%	—%	(1.2)%
Three Months Ended Mar 31, 2025 Divestitures %	—%	—%	(0.9)%	(100.0)%	(7.9)%
Three Months Ended Mar 31, 2025 Organic Sales Growth %	0.4%	(3.4)%	8.0%	—%	0.7%

ADJUSTED EBITDA
Unaudited
(Dollars in Millions)
	Three Months Ended
	Automation & Motion Control		Industrial Powertrain Solutions		Power Efficiency Solutions		Industrial Systems		Total Regal Rexnord
	Mar 31, 2025	Mar 31, 2024	Mar 31, 2025	Mar 31, 2024	Mar 31, 2025	Mar 31, 2024	Mar 31, 2025	Mar 31, 2024	Mar 31, 2025	Mar 31, 2024
GAAP Income from Operations	$35.1	$40.2	$81.7	$82.1	$42.9	$28.5	$—	$(16.9)	$159.7	$133.9
Restructuring and Related Costs (a)	1.2	2.0	12.9	4.9	1.3	8.3	—	2.0	15.4	17.2
Transaction and Integration Related Costs (b)	1.4	0.3	4.1	4.4	1.4	0.5	—	2.6	6.9	7.8
Operating Lease Asset Step Up	—	—	0.2	0.3	—	—	—	—	0.2	0.3
Loss on Sale of Businesses (c)	—	—	—	—	—	—	—	21.5	—	21.5
Impairments and Exit Related Costs	—	0.1	—	0.2	—	0.2	—	—	—	0.5
Gain on Sale of Assets	—	(0.8)	(6.0)	—	—	—	—	—	(6.0)	(0.8)
Adjusted Income from Operations	$37.7	$41.8	$92.9	$91.9	$45.6	$37.5	$—	$9.2	$176.2	$180.4

Amortization	$33.9	$34.4	$49.9	$50.0	$1.6	$2.1	$—	$0.2	$85.4	$86.7
Depreciation	11.6	11.5	18.6	20.2	8.9	9.5	—	0.3	39.1	41.5
Share-Based Compensation Expense	3.4	2.3	3.8	4.3	2.3	2.0	—	0.5	9.5	9.1
Other Expense, Net	(0.1)	(0.1)	(0.3)	(0.1)	(0.3)	(0.1)	—	—	(0.7)	(0.3)
Adjusted EBITDA (d)	$86.5	$89.9	$164.9	$166.3	$58.1	$51.0	$—	$10.2	$309.5	$317.4

GAAP Operating Margin %	8.9%	10.0%	13.3%	12.8%	10.5%	7.4%	—%	(14.2)%	11.3%	8.7%
Adjusted Operating Margin %	9.5%	10.4%	15.2%	14.3%	11.1%	9.7%	—%	7.7%	12.4%	11.7%
Adjusted EBITDA Margin %	21.8%	22.5%	26.9%	25.8%	14.2%	13.2%	—%	8.6%	21.8%	20.5%

(a)	Relates to costs associated with actions taken for employee reductions, facility consolidations and site closures, product line exits and other asset charges.
(b)	For 2025, primarily relates to (1) integration costs associated with the Altra Transaction and (2) IT carve-out costs associated with the sale of the industrial motors and generators businesses. For 2024, primarily relates to (1) legal, professional service and integration costs associated with the Altra Transaction and (2) legal, professional service, and rebranding costs associated with the sale of the industrial motors and generators businesses.
(c)	Reflects the loss related to the sale of the industrial motors and generators businesses.
(d)	Adjusted EBITDA and Adjusted EBITDA Margin % Excluding Industrial for the three months ended March 2024 is calculated as follows:
		Mar 31, 2024
	Total Regal Rexnord Adjusted EBITDA	317.4
	Less: Industrial Systems Adjusted EBITDA	10.2
	Adjusted EBITDA excluding Industrial Systems	307.2

	Total Regal Rexnord Net Sales	1,547.7
	Less: Industrial Systems Net Sales	118.8
	Net Sales excluding Industrial Systems	1,428.9

	Adjusted EBITDA Margin % excluding Industrial Systems	21.5%

ADJUSTED GROSS MARGIN
Unaudited
(Dollars in Millions)
	Three Months Ended
	Automation & Motion Control		Industrial Powertrain Solutions		Power Efficiency Solutions		Industrial Systems		Total Regal Rexnord
	Mar 31, 2025	Mar 31, 2024	Mar 31, 2025	Mar 31, 2024	Mar 31, 2025	Mar 31, 2024	Mar 31, 2025	Mar 31, 2024	Mar 31, 2025	Mar 31, 2024
Gross Margin	$158.1	$159.9	$257.5	$264.8	$112.0	$99.3	$—	$29.1	$527.6	$553.1
Restructuring and Related Costs (a)	0.6	0.6	8.8	2.2	0.6	7.3	—	1.6	10.0	11.7
Operating Lease Asset Step Up	—	—	0.2	0.3	—	—	—	—	0.2	0.3
Adjusted Gross Margin	$158.7	$160.5	$266.5	$267.3	$112.6	$106.6	$—	$30.7	$537.8	$565.1

Gross Margin %	39.9%	40.0%	42.0%	41.2%	27.4%	25.8%	—%	24.5%	37.2%	35.7%
Adjusted Gross Margin % (b)	40.0%	40.1%	43.5%	41.5%	27.5%	27.7%	—%	25.8%	37.9%	36.5%

(a)	Relates to costs associated with actions taken for employee reductions, facility consolidations and site closures, product line exits and other asset charges.
(b)	The following table reflects Adjusted Gross Margin of the Company for the three months ended March 31, 2024 Excluding Industrial:
		Mar 31, 2024
	Total Regal Rexnord Adjusted Gross Margin	565.1
	Less: Industrial Systems Adjusted Gross Margin	30.7
	Adjusted Gross Margin excluding Industrial Systems	534.4

	Total Regal Rexnord Net Sales	1,547.7
	Less: Industrial Systems Net Sales	118.8
	Net Sales excluding Industrial Systems	1,428.9

	Adjusted Gross Margin % excluding Industrial Systems	37.4%

NET INCOME TO ADJUSTED EBITDA
Unaudited
(Dollars in Millions)
	Three Months Ended
	Mar 31, 2025	Mar 31, 2024
Net Income	$57.5	$20.4
Plus: Income Taxes	15.5	10.9
Plus: Interest Expense	90.2	105.4
Less: Interest Income	(4.2)	(3.1)
Plus: Depreciation	39.1	41.5
Plus: Amortization	85.4	86.7
EBITDA	283.5	261.8
Plus: Restructuring and Related Costs (a)	15.4	17.2
Plus: Share-Based Compensation Expense	9.5	9.1
Plus: Transaction and Integration Related Costs (b)	6.9	7.8
Plus: Operating Lease Asset Step Up	0.2	0.3
Plus: Loss on Sale of Businesses (c)	—	21.5
Plus: Impairments and Exit Related Costs	—	0.5
Less: Gain on Sale of Assets	(6.0)	(0.8)
Adjusted EBITDA	$309.5	$317.4

(a)	Relates to costs associated with actions taken for employee reductions, facility consolidations and site closures, product line exits and other asset charges.
(b)	For 2025, primarily relates to (1) integration costs associated with the Altra Transaction and (2) IT carve-out costs associated with the sale of the industrial motors and generators businesses. For 2024, primarily relates to (1) legal, professional service and integration costs associated with the Altra Transaction and (2) legal, professional service, and rebranding costs associated with the sale of the industrial motors and generators businesses.
(c)	Reflects the loss related to the sale of the industrial motors and generators businesses.

DEBT TO EBITDA
Unaudited
(Dollars in Millions)
Last Twelve Months
Mar 31, 2025
Net Income	$235.5
Plus: Income Taxes	54.2
Plus: Interest Expense	384.5
Less: Interest Income	(19.9)
Plus: Depreciation	162.0
Plus: Amortization	345.2
EBITDA	$1,161.5
Plus: Restructuring and Related Costs (a)	89.8
Plus: Share-Based Compensation Expense	35.2
Plus: Transaction and Integration Related Costs (b)	32.8
Plus: Impairments and Exit Related Costs	3.5
Plus: Operating Lease Asset Step Up	0.8
Less: Gain on Sale of Businesses (c)	(13.0)
Less: Gain on Sale of Assets	(8.3)
Adjusted EBITDA (d)	$1,302.3

Current Maturities of Long-Term Debt	$5.1
Long-Term Debt	5,291.8
Total Gross Debt	$5,296.9
Cash and Cash Equivalents	(305.3)
Net Debt	$4,991.6

Gross Debt/Adjusted EBITDA	4.07

Net Debt/Adjusted EBITDA (d)	3.83

Interest Coverage Ratio (d)(e)	3.57

(a)	Relates to costs associated with actions taken for employee reductions, facility consolidations and site closures, product line exits and other asset charges.
(b)	Primarily relates to (1) legal, professional service, and integration costs associated with the Altra Transaction and (2) legal, professional service, rebranding and IT carve-out costs associated with the sale of the industrial motors and generators businesses.
(c)	Reflects the gain recorded related to the sale of the industrial motors and generators businesses over the last twelve months.
(d)	Synergies expected to be realized in the future are included in the calculation of EBITDA that serves as the basis for financial covenant compliance for certain of the Company's debt. The impact of the synergies the Company expects to realize within 18 months is as follows:

	Adjusted EBITDA	$1,302.3
	Synergies to be Realized Within 18 months	75.0
	Adjusted EBITDA (including synergies)	$1,377.3

	Net Debt/Adjusted EBITDA (including synergies)	3.62

	Interest Expense	$384.5
	Interest Income	(19.9)
	Net Interest Expense	$364.6

	Interest Coverage Ratio (including synergies)(1)	3.78
	(1) Computed as Adjusted EBITDA (including synergies)/Net Interest Expense

(e)	Computed as Adjusted EBITDA/Net Interest Expense

FREE CASH FLOW
Unaudited
(Dollars in Millions)
	Three Months Ended
	Mar 31, 2025	Mar 31, 2024
Net Cash Provided by Operating Activities	$102.3	$83.1
Additions to Property Plant and Equipment	(16.8)	(18.5)
Free Cash Flow	$85.5	$64.6

ADJUSTED EFFECTIVE TAX RATE
Unaudited
(Dollars in Millions)
	Three Months Ended
	Mar 31, 2025	Mar 31, 2024
Income before Taxes	$73.0	$31.3
Provision for Income Taxes	15.5	10.9
Effective Tax Rate	21.2%	34.8%

Income before Taxes	$73.0	$31.3
Intangible Amortization	85.4	86.7
Restructuring and Related Costs (a)	15.4	17.2
Share-Based Compensation Expense	9.5	9.1
Transaction and Integration Related Costs (b)	6.9	7.8
Operating Lease Asset Step Up	0.2	0.3
Loss on Sale of Businesses (c)	—	21.5
Impairments and Exit Related Costs	—	0.5
Gain on Sale of Assets	(6.0)	(0.8)
Adjusted Income before Taxes*	$184.4	$173.6

Provision for Income Taxes	$15.5	$10.9
Tax Effect of Intangible Amortization	20.9	21.0
Tax Effect of Restructuring and Related Costs	3.6	4.1
Tax Effect of Share-Based Compensation Expense	1.1	2.1
Tax Effect of Transaction and Integration Related Costs	1.6	1.9
Tax Effect of Operating Lease Asset Step Up	—	0.1
Tax Effect of Impairments and Exit Related Costs	—	0.1
Tax Effect of Gain on Sale of Assets	(1.4)	(0.1)
Discrete Tax Items	0.1	(0.6)
Adjusted Provision for Income Taxes*	$41.4	$39.5

Adjusted Effective Tax Rate*	22.5%	22.8%

(a)	Relates to costs associated with actions taken for employee reductions, facility consolidations and site closures, product line exits and other asset charges.
(b)	For 2025, primarily relates to (1) integration costs associated with the Altra Transaction and (2) IT carve-out costs associated with the sale of the industrial motors and generators businesses. For 2024, primarily relates to (1) legal, professional service and integration costs associated with the Altra Transaction and (2) legal, professional service, and rebranding costs associated with the sale of the industrial motors and generators businesses.
(c)	Reflects the loss related to the sale of the industrial motors and generators businesses.